Exhibit 13(a)-Consent of Ernst & Young LLP
                                                                   EXHIBIT 13(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Auditors" and "Experts" and to the use of our reports dated February 4, 2000 on the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth, Equity Index and Inflation-Linked Bond Accounts of College Retirement Equities Fund, which are incorporated in this Registration Statement on Form N-3 (No. 811-4415) of College Retirement Equities Fund.



                                               /s/ Ernst & Young LLP
                                               ------------------------
                                               Ernst & Young LLP


New York, New York
April 26, 2000




















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